UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2007

RESTORATION HARDWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24261	68-0140361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite J, Corte Madera, California	94925
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2007, Restoration Hardware, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”), effective as of August 3, 2007, with Duke Realty Limited Partnership (the “Landlord”) pursuant to which the Company will lease from the Landlord an approximately 800,000 square feet distribution facility in the Village of West Jefferson, Ohio (the “Leased Premises”). The Leased Premises will be used primarily for fulfillment to the Company’s East Coast retail stores and its non-furniture direct-to-customer business.

The Leased Premises will be constructed by the Landlord and is expected to be completed in June 2008. The term of the Lease is 15 years after completion of the Landlord’s construction of the Leased Premises. The Company has the right to extend the lease for three additional periods of five years each. The annual rent under the Lease will be approximately $3.2 million per year for years one through five, approximately $3.5 million per year for years six through ten, and approximately $3.8 million per year for years eleven through fifteen. The Company will be responsible for certain additional rent, including property taxes, insurance and utilities. The Landlord has obtained a Community Reinvestment Area certification for the property subject to the Lease, which provides a 100% real property tax abatement for such property for 15 years. The Lease also provides the Company with certain options to expand the Leased Premises.

Forward-Looking Statements.

This Form 8-K contains forward-looking statements, including statements relating to the expected date of completion of the new shelf distribution center. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, those factors detailed in the Company’s recent filings with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, including those described in the Company’s Form 10-Q for the quarter ended May 5, 2007, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), in Part I, Item 4 thereof (“Controls and Procedures”), and in Part II, Item 1A thereof (“Risk Factors”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE, INC.

Dated: August 9, 2007	By:	/s/ Chris Newman
Chris Newman
Chief Financial Officer